UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2019

AquaVenture Holdings Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-37903	98-1312953
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Conyers Corporate Services (BVI) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG11110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	WAAS	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 23, 2019, AquaVenture Holdings Limited, a business company incorporated under the laws of the British Virgin Islands (“AquaVenture”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Culligan International Company, a Delaware corporation (“Parent”), and Amberjack Merger Sub Limited, a business company incorporated under the laws of the British Virgin Islands and wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into AquaVenture (the “Merger”), with AquaVenture surviving as a wholly-owned subsidiary of Parent. The Merger Agreement was unanimously approved by the members of the board of directors of AquaVenture (the “Board”) and the Board resolved to recommend approval of the Merger Agreement to AquaVenture’s shareholders.

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each ordinary share, of no par value per share, of AquaVenture issued and outstanding immediately prior to the Effective Time (other than shares held by the Company in treasury, or owned by Parent or Merger Sub or held by stockholders who are entitled to dissent and who properly demand dissenter’s rights under BVI law) will be converted into, and thereafter only represent the right to receive $27.10 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each AquaVenture stock option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled and automatically exchanged for the right to receive an amount in cash (less any applicable tax withholdings) equal to the product of the excess, if any, of the Merger Consideration over the applicable per share exercise price. At the Effective Time, each outstanding AquaVenture restricted stock unit, whether vested or unvested, will vest in full and will be cancelled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the Merger Consideration. At the Effective Time, each AquaVenture phantom unit, whether vested or unvested, that is outstanding immediately prior to the Effective Time will vest in full and will be cancelled in exchange for the right to receive an amount in cash (less any applicable tax withholdings) equal to the Merger Consideration.

The Merger Agreement contains customary representations, warranties and covenants of AquaVenture and the Acquiring Parties, including, among others, covenants by AquaVenture to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting AquaVenture from engaging in certain kinds of activities during such period without the consent of the Parent. The Merger Agreement also contains customary termination provisions for both AquaVenture and Parent, as discussed in more detail below.

The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of holders of at least two-thirds of the shareholders of AquaVenture (the “Shareholders”) present at a meeting of the Shareholders held for such purpose, the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The Closing is not subject to a financing condition.

The Merger Agreement contains a customary “no-shop” provision whereby, subject to certain exceptions, AquaVenture will be prohibited from (i) entering into discussions concerning, or providing confidential information in connection with, any alternative transaction and (ii) withholding, withdrawing, or modifying in any manner adverse to Parent the recommendation of the Board that the Shareholders adopt the Merger Agreement. The “no shop” provision is subject to a customary “fiduciary out” provision.

The Merger Agreement contains certain termination rights for both AquaVenture and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, the Parent may be required to pay a break-up fee of $54,611,815 and any Financing Cooperation Expenses (as defined in the Merger Agreement) to which AquaVenture is entitled. In addition, under specified circumstances resulting in termination of the Merger Agreement, including, subject to compliance with specified process and notice requirements, if AquaVenture exercise its “fiduciary out” to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal (as such term is defined in the Merger Agreement), AquaVenture may be required to pay Parent a break-up fee in the amount of $34,132,500.

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Voting Agreements

In connection with the execution and delivery of the Merger Agreement, certain shareholders of AquaVenture have entered into voting agreements with Parent (the “Voting Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective Shares (as defined in the Merger Agreement) for the approval and adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement. The shareholders signing Voting Agreements currently own an aggregate of 35.50% of the outstanding Shares.

The foregoing description of Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety, by the Form of Voting Agreement, which accompanies this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated herein by reference.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Acquiring Parties and to repay certain indebtedness of AquaVenture. Investors affiliated with Parent have committed, pursuant to an equity commitment letter dated as of December 23, 2019 (the “Equity Commitment Letter”), to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount of $656,847,678.29, on the terms and subject to the conditions set forth in the Equity Commitment Letter.

Morgan Stanley Senior Funding, Inc., Ares Capital Management, LLC, PSP Investment Credits USA LLC, Royal Bank of Canada, RBC Capital Markets, Bank of America, N.A. Credit Suisse AG and Credit Suisse Loan Funding LLC (collectively, the “Lenders”) have committed to provide $500 million in debt financing (the “Debt Financing”) for the Merger, which may be comprised of a senior secured cash flow revolver, a senior secured term loan facility and/or senior unsecured notes, on the terms and subject to the conditions set forth in a debt commitment letter, dated as December 23, 2019 and delivered to AquaVenture in advance of execution of the Merger Agreement (the “Debt Commitment Letter”). The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the transactions contemplated in the Merger Agreement and contribution of the equity contemplated by the Equity Commitment Letter.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Merger Agreement, which accompanies this Current Report on Form 8-K as Exhibit 2.1 and which is incorporated herein by reference.

The Merger Agreement is attached to provide investors with information regarding its terms and is not intended to provide any other factual information about AquaVenture, Parent or Merger Sub. The Merger Agreement also contains representations and warranties of each of AquaVenture, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in certain disclosures between the parties. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the disclosures between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AquaVenture’s or the Acquiring Parties’ public disclosures.

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Item 8.01.	Other Events.

On December 23, 2019, AquaVenture and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AquaVenture will file a proxy statement with the Securities and Exchange Commission (the "SEC”). Additionally, AquaVenture will file other relevant materials in connection with the proposed acquisition of AquaVenture by Parent. The materials to be filed by AquaVenture with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AquaVenture on AquaVenture’s website at https://aquaventure.com or by contacting AquaVenture investor relations at investors@aquaventure.com or the investors hotline at 855-278-WAAS (9227). INVESTORS AND SECURITY HOLDERS OF AQUAVENTURE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

 Certain Information Regarding Participants

AquaVenture and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of AquaVenture shareholders in connection with the proposed transaction. Information concerning the interests of AquaVenture’s participants in the solicitation, which may, in some cases, be different than those of AquaVenture’s shareholders generally, is set forth in the materials filed by AquaVenture with the SEC, including in AquaVenture’s definitive proxy statement filed with the SEC on April 26, 2019, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the expected impact of this transaction on Parent’s and AquaVenture’s financial and operating results and business, the operation and management of AquaVenture after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. Although Parent and AquaVenture believe that the assumptions upon which their respective forward-looking statements are based are reasonable, these statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the possibility that the transaction may not close, the reaction to the transaction of AquaVenture’s customers and business partners, the reaction of competitors to the transaction, the retention of AquaVenture employees, Parent’s plans for AquaVenture, economic conditions in the global markets in which Parent and AquaVenture operate, the future growth of AquaVenture’s and Parent’s businesses and the possibility that integration following the transaction may be more difficult than expected.

More information about these and other factors can be found in AquaVenture’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Neither Parent nor AquaVenture accept any responsibility for any financial or operational information contained in this press release relating to the business, results of operations or financial condition of the other. Each of Parent and AquaVenture expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 23, 2019, by and among Culligan International Company, Amberjack Merger Sub Limited and AquaVenture Holdings Limited.

99.1	Form of Voting Agreement.

99.2	Joint Press Release, dated December 23, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Dated: December 23, 2019	Name:	Lee S. Muller
	Title:	Chief Financial Officer

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